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Exhibit 99(a)

CABLE AND WIRELESS PLC

AND

JPMORGAN CHASE BANK,
As Depositary

AND

HOLDERS OF
AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of May    , 2004

i

ARTICLE IV THE DEPOSITED SECURITIES
SECTION 4.01.	Power of Attorney	12
SECTION 4.02.	Cash Distributions	12
SECTION 4.03.	Distributions Other Than Cash, Shares or Rights	12
SECTION 4.04.	Distributions in Shares	13
SECTION 4.05.	Rights	13
SECTION 4.06.	Conversion of Foreign Currency	14
SECTION 4.07.	Fixing of Record Date	15
SECTION 4.08.	Voting of Deposited Securities	15
SECTION 4.09.	Chances Affecting Deposited Securities	16
SECTION 4.10.	Available Information	17
SECTION 4.11.	Reports	17
SECTION 4.12.	Lists of Holders	17
SECTION 4.13.	Withholding	18
ARTICLE V THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY
SECTION 5.01.	Maintenance of Depositary's Office and Register	18
SECTION 5.02.	Prevention or Delay in Performance by the Depositary or the Company	19
SECTION 5.03.	Obligations of the Depositary, the Custodian and the Company	19
SECTION 5.04.	Resignation and Removal of the Depositary Appointment of Successor Depositary	20
SECTION 5.05.	The Custodian	20
SECTION 5.06.	Notices and Reports	21
SECTION 5.07.	Issuance of Additional Shares, etc	22
SECTION 5.08.	Indemnification	22
SECTION 5.09.	Charges of Depositary	23
SECTION 5.10.	Certain Rights of the Depositary; Limitations	23
SECTION 5.11.	List of Restricted Securities Holders	24
ARTICLE VI AMENDMENT AND TERMINATION
SECTION 6.01.	Amendment	24
SECTION 6.02.	Termination	30
ARTICLE VII MISCELLANEOUS
SECTION 7.01.	Counterparts	25
SECTION 7.02.	No Third Party Beneficiaries	25
SECTION 7.03.	Severability	26
SECTION 7.04.	Holders as Parties; Binding Effect	26
SECTION 7.05.	Notices	26
SECTION 7.06.	Governing Law	26
SECTION 7.07.	Prohibition of Assignment	26
SECTION 7.08.	Compliance With U.S. Securities Laws	26
SECTION 7.09.	Amendment and Restatement of Old Deposit Agreement	27

ii

EXHIBIT A

FORM OF FACE OF RECEIPT
Introductory Paragraph		A-1
(1)	The Deposit Agreement	A-1
(2)	Surrender of Receipts and Withdrawal of Shares	A-2
(3)	Transfers, Split-ups and Combination of Receipts	A-2
(4)	Limitations on Shareholdings	A-4
(5)	Disclosure of Interests	A-4
(6)	Liability of Holders for Taxes and Other Charges	A-5
(7)	Warranties of Depositors	A-5
(8)	Filing Proofs, Certificates and other Information	A-6
(9)	Charges of Depositary	A-6
(10)	Title to Receipts	A-7
(11)	Validity of Receipt	A-7
(12)	Available Information	A-7
FORM OF REVERSE OF RECEIPT
(13)	Dividends and Distributions; Rights	A-8
(14)	Record Dates	A-10
(15)	Voting of Deposited Securities	A-10
(16)	Changes Affecting Deposited Securities	A-11
(17)	Reports; Inspection of Transfer Books	A-11
(18)	Withholding	A-12
(19)	Liability of the Company and the Depositary	A-12
(20)	Certain Rights of the Depositary; Limitations	A-13
(21)	Resignation and Removal of the Depositary Substitution of Custodian	A-14
(22)	Amendment of Deposit Agreement and Receipts	A-14
(23)	Termination of Deposit Agreement	A-15
(24)	Compliance With U.S. Securities Laws	A-15
EXHIBIT B
CHARGES OF THE DEPOSITARY		B-1

iii

AMENDED AND RESTATED DEPOSIT AGREEMENT

        AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of May , 2-2004 among CABLE AND WIRELESS PLC, a public limited company incorporated under the laws of England and Wales and its successors (the "Company"), JPMorgan Chase Bank, a New York corporation and any successor as depositary hereunder (the "Depositary") and all Holders (as defined herein) from time to time of the American Depositary Receipts issued hereunder.

W I T N E S S E T H

        WHEREAS, the Company and Citibank entered into a Deposit Agreement dated as of November 29, 1996 (the "Old Deposit Agreement") to provide for the deposit of Shares of the Company with Citibank, N.A. or with the Custodian as agent of Citibank, N.A. for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

        WHEREAS, pursuant to the terms of Section 5.04 of the Old Deposit Agreement, the Company has removed Citibank, N.A. as depositary and has appointed JPMorgan Chase Bank as successor depositary thereunder;

        WHEREAS, the Company and JPMorgan Chase Bank, in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

        WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

        WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

        NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

        SECTION 1.01.    American Depositary Shares; ADSs.    The term "American Depositary Shares" or "ADSs" shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited securities represented thereby. Each American Depositary Share shall represent three Shares until there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional Receipts of the corresponding Series are executed and delivered, and thereafter American Depositary Shares shall represent the Shares or Deposited Securities specified in such Sections.

        SECTION 1.02.    Commission.    The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

        SECTION 1.03.    Company.    The term "Company" shall mean Cable and Wireless plc, a public limited company incorporated and existing under the laws of England and Wales, having its registered office at 124 Theobalds Road, London WC1X 8RX, England, and its successors.

        SECTION 1.04.    Custodian; Custodians.    The term "Custodian" shall mean, as of the date hereof, the London office of JPMorgan Chase Bank as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.05 as a substitute or additional Custodian or Custodians hereunder, as the context shall require, and the term "Custodians" shall mean all of them collectively.

        SECTION 1.05.    Deliver; Delivery, Deposit; Surrender; Transfer; Withdraw.    The terms "deliver", "delivery", "deposit", "surrender", "transfer" or "withdraw", or their respective noun form, (including to or by the Custodian) when used with respect to (a) Shares shall refer, where the context requires, to (i) an entry or entries or an electronic transfer or transfers in or to an account or accounts maintained within the CREST system or (ii) the physical transfer of certificates representing Shares and (b) Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System, and, when used with respect to Receipts in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the Receipts.

        SECTION 1.06.    Deposit Agreement.    The term "Deposit Agreement" shall mean this Agreement, as the same may from time to time be amended or restated in accordance with the terms hereof and all instruments supplemental hereto.

        SECTION 1.07.    Depositary.    The term "Depositary" shall mean JPMorgan Chase Bank, a New York corporation, and any successor as depositary hereunder.

        SECTION 1.08.    Deposited Securities.    The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or any Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

        SECTION 1.09.    Direct Registration System.    The term "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

        SECTION 1.10.    Dollars; Pounds; Pence.    The term "dollars" shall mean the lawful currency of the United States. The terms "pounds", "pounds sterling", "sterling" and "pence" shall mean the lawful currency of the United Kingdom of Great Britain and North Ireland (the "U.K.").

        SECTION 1.11.    Foreign Registrar.    The term "Foreign Registrar" shall mean a non-U.S. depositary institution which carries out the duties of registrar for the Shares, if any, and any successor thereto.

        SECTION 1.12.    Holder.    The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.

        SECTION 1.13.    Nominee.    The term "Nominee" when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement. The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, or facsimile transmission or orally with subsequent confirming written agreement, letter, telegram, telex or facsimile transmission.

        SECTION 1.14.    Principal Office.    The term "Principal Office," when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered, which, at the date of this Deposit Agreement, is located at 4 New York Plaza, 13th Floor, New York, New York 10004.

        SECTION 1.15    Receipts; ADRs; Direct Registration Receipts.    The term "Receipts" or "ADRs" shall mean the American Depositary Receipts issued hereunder, substantially in the form of Exhibit A annexed hereto, evidencing American Depositary Shares, as such American Depository Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. Receipts may be either in physical certificated form or Direct Registration Receipts. Receipts in physical certificated form, and the terms and conditions governing the Direct Registration Receipts, shall be substantially in the form of Exhibit A annexed hereto. The term "Direct Registration Receipt" means a Receipt, the ownership of which is recorded on the Direct Registration System. References to "Receipts" shall include certificated Receipts and Direct Registration Receipts, unless the context otherwise requires.

        SECTION 1.16.    Registrar.    The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Company to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

        SECTION 1.17.    Restricted Securities.    The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or any of its affiliates in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under the Securities Act of 1933, as defined below, or which are held by an officer, director (or persons performing similar functions) or other Affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States, the United Kingdom, or under a shareholder agreement or the Articles of Association of the Company or under the regulations of an applicable securities exchange.

        SECTION 1.18.    Securities Act of 1933.    The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

        SECTION 1.19.    Securities Exchange Act of 1934.    The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

        SECTION 1.20.    Shares.    The term "Shares" shall mean the Company's fully paid, validly issued and outstanding Shares, nominal value 25 pence each and shall include evidence of rights to receive Shares; provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid or shares as to which preemptive rights have theretofore not validly disapplied, waived or exercised and provided further, however, that, if there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange, replacement or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

        SECTION 1.21.    Stamp Tax.    The term "Stamp Tax" shall mean, as the context may require, (a) any stamp duty reserve tax imposed by Part IV of the U.K. Finance Act 1986 of England and Wales (or any statutory modification or reenactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or (b) any stamp duty imposed by the U.K. Stamp Act 1891) (or any statutory modification or reenactment thereof) and by Part III of the U.K. Finance Act 1986 of England and Wales (or any statutory modification or reenactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or (c) both of them.

        SECTION 1.22.    United States.    The term "United States" shall have the meaning assigned to it under Regulation S under the Securities Act of 1933.

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF
SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS

        SECTION 2.01.    Form and Transferability of Receipts.    American Depositary Shares shall be evidenced by Definitive Receipts which shall be engraved or printed or lithographed or Direct Registration Receipts or shall be in such other form as may be agreed upon by the Company and the Depositary and in any event shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. Certificated Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfer of Receipts. No certificated Receipt and no American Depositary Share evidence thereby shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered. The Depositary shall maintain books in which each certificated Receipt so executed and delivered as hereinafter provided, and each Direct Registration Receipt so issued, and the transfer of each Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary, who was at the time of signature a proper signatory of the Depositary, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or such officer did not hold such office at the date of such Receipts.

        The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder or as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

        The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

        Title to a Receipt (and to the American Depositary Shares evidenced thereby), subject to any limitations set forth in such Receipt, when properly endorsed or accompanied by a proper instrument or instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder thereof.

        Notwithstanding anything in this Deposit Agreement or in the Receipts to the contrary, to the extent available, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder and for no additional fee. Holders and holders of interests in Receipts shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

        SECTION 2.02.    Deposit of Shares.    Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (in the case of the Company, subject to Section 5.07 hereof) including the Depositary by delivery thereof to any Custodian hereunder, accompanied by an appropriate instrument or instruments of transfer or endorsement, in a form satisfactory to the Custodians together with (i) all such certifications and payments (including, without limitation, those referred to in Exhibit B hereto and amounts in respect of any applicable taxes, including Stamp Tax) or evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be reasonably required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and (ii) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts through the Direct Registration System (or, if specifically requested, certificated Receipts for the number of American Depositary Shares representing the Shares so deposited.

        No Shares shall be accepted for deposit unless accompanied by (a) payment in respect of any applicable taxes or duties, and (b) evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary exemption is in force or approval has been granted by, or there has been compliance with the rules and regulations of, the governmental agency in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange.

        If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares, or to receive other property which any person in whose name the Shares are or have been registered thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Depositary or Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary or its nominee or the Custodian or its nominee.

        At the request, risk and expense of any person wishing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, evidence that Shares have been electronically transferred or that irrevocable instructions have been given to cause the transfer of Shares to the account of the Custodian, together with other orders, instruments, evidence and the payments herein specified, for the purpose of forwarding such Share Certificates to the Custodian for deposit hereunder.

        Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder (or other Deposited Securities pursuant to Section 4.03, 4.04, 4.05 or 4.09), together with the other documents and the payments above specified, such Custodian shall, as soon as transfer and registration can be accomplished, execute such documents in such manner as shall be necessary and present such certificate or certificates, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped to the Company (or the appointed agent of the Company for transfer and registration of Shares) for transfer and registration of Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

        Deposited Securities shall be held by the Depositary or by a Custodian for the account and for the order of the Depository, the Custodian or any of their nominees (on behalf of Holders) or at such other place or places as the Depositary shall determine.

        SECTION 2.03.    Execution and Delivery of Receipts.    Upon receipt by a Custodian of a deposit of Shares pursuant to Section 2.02 hereof, and receipt, and confirmation from the Company or any agent of the Company for transfer and registration of Deposited Securities satisfactory to the Depositary that such Deposited Securities have been recorded upon the books of the Company (or any agent of the Company for transfer and registration of such Deposited Securities) as specified above, together with all other documents required as specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced therebySuch notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary of the charges of the Depositary for making a deposit and the issuance and delivery of such Receipt or Receipts (as set forth in Section 5.09 and Exhibit B hereto) and in respect of all taxes (including Stamp Tax, except insofar as already accounted for) and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities and the issue of the Receipt or Receipts.

        SECTION 2.04.    Transfer of Receipts; Combination and Split-up of Receipts.    The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt at the Principal Office of the Depositary by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instrument or instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt, the accurate completion of any endorsements appearing on such Receipt) and duly stamped as may be required by applicable law. Subject to the terms and conditions of this Deposit Agreement, including payment of the fees set forth in Section 5.09 and Exhibit B hereto, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered, subject to receipt of any certifications, if any, as the Depositary and the Company may require in order to comply with applicable laws.

        The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, and upon payment to the Depositary of the charges set forth in Section 5.09 and Exhibit B hereto, if any, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement, if any, otherwise required by the terms of this Deposit Agreement.

        At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

        The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Any such co-transfer agent shall be removed upon the reasonable request, and may be removed with the approval of the Company. Each co-transfer agent appointed under this Section 2.04 (other than JPMorgan Chase Bank) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.

        SECTION 2.05.    Surrender of Receipts and Withdrawal of Deposited Securities.    Upon receipt at the Principal Office of the Depositary of proper instruments of transfer or upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Section 5.09 and on Exhibit B hereto), and (ii) all fees, taxes and governmental charges payable in connection with such surrender or withdrawal, subject to the terms and conditions of this Deposit Agreement, the Company's Memorandum and Articles of Association ("Articles of Association"), the provisions of or governing the Deposited Securities and applicable laws, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt. Subject to this Section 2.05, such Deposited Securities may be delivered in registered form or by electronic delivery. Such Deposited Securities may be delivered by the delivery of (a) certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts. Such delivery shall be made without unreasonable delay at the office of the Custodian or as hereinafter provided, at the Principal Office of the Depositary.

        A Receipt surrendered for such purposes shall, if so required by the Depositary be properly endorsed in blank, to the extent a certificated Receipt is presented, or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered (subject to applicable clearing procedures of the Foreign Registrar, if any, and provisions of the Articles of Association and subject to the provisions of this Section) to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the Articles of Association, the provision of or governing Deposited Securities and applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt together with any certificate or proper document of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person or persons, except that the Depositary may make delivery to such person or persons at the Principal office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

        At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall direct the custodian to transfer or forward any cash or other property (other than rights) held in respect of, and forward any certificate or certificates and other proper documents of or relating to title, if any, to the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

        SECTION 2.06.    Limitations on Execution and Delivery; Transfer and Surrender of Receipts.    As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, and subject to Section 7.08 hereof, the Depositary, any Custodian or any Registrar may require payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax (including Stamp Tax) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable charges and fees as set forth in Section 5.09 and Exhibit B to this Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.01 of this Deposit Agreement and may also require compliance with (i) any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement.

        The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary, the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the Registrar are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange or automated inter-dealer quotation system on which the Receipts or Shares are listed or quoted, or under any provision of this Deposit Agreement or the provision of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to Section 7.08 of this Deposit Agreement. Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act of 1933. Without limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to, knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Articles of Association of the Company. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

        SECTION 2.07.    Limitation on Shareholdings.    The Articles of Association of the Company provide that no person (as defined in the Articles of Association) shall be entitled to (i) hold more than fifteen percent of all the shares of the Company then in issue which ordinarily carry the right to vote on a poll at general meetings of the Company or (ii) exercise (or control the exercise of) more than fifteen percent of the votes which are ordinarily exercisable on a poll at general meetings of the Company. For the purposes of clause (ii) of the preceding sentence, the interests of any person are aggregated with those of his "Associates" (as defined in the Articles of Association). These provisions of the Articles of Association, as amended from time to time (which amendments shall be binding on Holders as provided in Section 6.01 of this Deposit Agreement), is referred to herein as the "Shareholding Limitation".

        (a)   Each Holder acknowledges the existence of, and agrees to comply with, the Shareholding Limitation with respect to its holding of any shares of the Company including the Shares represented by American Depositary Shares. Each owner further acknowledges the undertakings of the Depositary set out in paragraph (b) below and agrees to cooperate with the Depositary and the Company with respect to inquiries concerning such Holder's holding of shares including the Shares represented by American Depositary Shares.

        (b)   The Depositary agrees to cooperate with the Company in monitoring and enforcing the Shareholding Limitation, as provided in this Section 2.07, and in this regard the Depositary agrees:

          (i)  to refuse to register Receipts in the name of any person (except that the Depositary may not refuse to register Receipts in connection with a capitalization of profits or reserves in accordance with the Articles of Association) only if the Company, notifies the Depositary in writing that as a result of such registration the Shareholding Limitation would be exceeded and that the Depositary should refuse such registration;

         (ii)  upon the Company's written request, to transmit to any Holder a written request from the Company, the form of which shall be provided by the Company, seeking a declaration from such holder as to (x) the total number of Shares represented by American Depositary Shares and other voting shares of the Company held by, and the votes in respect of the Company's shares controlled or exercisable by, such Holder and/or (Y) whether such Holder is an Associate of another person, and the names of any such other persons;

        (iii)  to forward to Holders all communications furnished to, it by the Company relating to the monitoring or enforcement of, or compliance with, the Shareholding Limitation; and

        (iv)  to take such further actions consistent with the Articles of Association as the Company may reasonably request by notice in writing to the Depositary relating to the monitoring or enforcement of the Shareholding Limitation, including, without limitation, (x) to deny voting rights to a Holder that has been requested to provide a declaration described in paragraph (b)(ii) above until such time as the Company is satisfied with the contents of such declaration and/or (Y) to direct Holders to dispose of a sufficient number of Shares represented by American Depositary Shares in order to comply with the Shareholding Limitation, or, if such Holders have not so disposed of such Shares and the Company so directs in writing, to sell such Shares; in the case of any such sale, the related American Depositary Shares will thereafter represent only the right to receive the cash proceeds of such sale (less any taxes and expenses incurred or paid in distributing such cash) and any remaining unsold Shares underlying such American Depositary Shares.

        SECTION 2.08.    Lost Receipts, etc.    In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the

Depositary (i) a written request for such exchange, execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

        SECTION 2.09.    Cancellation and Destruction of Surrendered Receipts.    All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled except as otherwise required by law.

        SECTION 2.10.    Maintenance of Records.    The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.08, and of cancelled or destroyed Receipts under Section 2.09, in keeping with procedures ordinarily followed by stock transfer agents located in the City of New York.

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS

        SECTION 3.01.    Filing Proofs, Certificates and Other Information.    Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, taxpayer status, residence or exchange control approval, legal or beneficial ownership or other information relating to the Deposit Securities or to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares) of the Shares presented for deposit, compliance with applicable laws and the terms of this Deposit Agreement or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary may withhold the execution or delivery or registration of the transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Holder or any person presenting Shares for deposit.

        Each Holder agrees to provide any information requested by the Depositary or the Company pursuant to this Section 3.01.

        SECTION 3.02.    Liability of Holders for Taxes and Other Charges.    If any tax or other governmental charge or assessment imposed under applicable laws (including, without limitation, any Stamp Tax) shall become payable with respect to any Receipt or any Deposited Securities evidenced by any Receipt, such tax, other governmental charge or expense shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse, to effect any registration of transfer of all or part of such Receipt, or split-up or combination of such Receipt or any withdrawal of Deposited Securities represented thereby, until such payment is made, and may withhold or deduct from any dividends or other distributions or securities receivable in respect of Deposited Securities, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, other governmental charge or expense, the Holder of such Receipt remaining liable for any deficiency.

        SECTION 3.03.    Warranties on Deposit of Shares.    Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such person's knowledge, such Shares and each certificates therefor are validly issued, fully paid and nonassessable, that all preemptive rights, if any, with respect to such Shares have been validly disapplied, waived or exercised, and that each such person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities. In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to the Articles of Association. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance or cancellation of Receipts in respect thereof.

        SECTION 3.04.    Disclosure of Interests.    Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to the United Kingdom Companies Act 1985 (as amended from time to time and including any statutory modification or re-enactment thereof, the "Companies Act") or the Articles of Association. Each Holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or have been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

        In addition, each Holder agrees to comply with the provisions of the Companies Act with regard to the notification to the Company of interests in Shares, which currently provide, inter alia, that any Holder who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more or, in the case of interests which are not defined as "material" by the Companies Act, in 10% or more (or such other amount as may be provided by the Companies Act as amended from time to time) of the outstanding Shares, or is aware that another person for whom it holds such Receipts is so interested, must within two business days after becoming so interested or so aware (and thereafter in certain circumstances upon any changes in the percentage interest in the outstanding Shares) notify the Company as required by the Companies Act.

        In the event that the Company determines that there has been a failure to comply with a Disclosure Notice with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the Companies Act or the Articles of Association, the Company shall so notify the Depositary, giving full details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities. Each Holder hereby agrees to the application of any sanctions imposed pursuant to the Companies Act or the Articles of Association to the Deposited Securities in which it is interested.

        If the Company requests information from the Depositary or the Custodian, as the registered holders of Shares, pursuant to the Articles of Association of the Company or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of this Deposit Agreement.

ARTICLE IV
THE DEPOSITED SECURITIES

        SECTION 4.01.    Power of Attorney.    Each Holder, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its attorney-in-fact, with power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, to adopt any and all procedures necessary to comply with applicable law, including, but not limited to those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

        SECTION 4.02.    Cash Distributions.    Whenever the Company proposes to make any cash dividend or other cash distribution on any Deposited Securities, the Company shall deliver to the Depositary and the Custodian written notice with respect thereto. Upon receipt of such dividend or distribution the Depositary shall, subject to the provisions of Section 4.06, convert or cause such dividend or distribution to be converted into dollars and, after fixing a record date in respect thereof pursuant to Section 4.07, and shall distribute such amount to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.13 hereof, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

        The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a, fraction of one cent. Any such fractional amounts shall be rounded downward to the nearest whole cent and so distributed to the Holders entitled thereto and any balance not so distributable shall be held by the Depositary in accordance with its then current procedures.

        SECTION 4.03.    Distributions Other Than Cash, Shares or Rights.    Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.07 hereof, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of fees and expenses of the Depositary; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, without limitation, any requirement (i) that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act of 1933 or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary shall dispose of all or a portion of such property in such amounts and in such manner, including public or private sale as it may deem equitable and practicable for the purpose of effecting such distribution, and the Depositary will distribute to the Holders entitled thereto the net proceeds of any such sale (net of taxes and after deduction of the fees, if any, of the Depositary) as in the case of a distribution received in cash in accordance with Section 4.02.

        SECTION 4.04.    Distributions in Shares.    If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares (x) to be deposited with the Custodian and registered in the name of the Depositary or its Nominee or the Custodian or its nominee or (y) if there is a Foreign Registrar, to be deposited with the Foreign Registrar and registered in the name of the Depositary or its Nominee and (ii) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.07 hereof, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares which represent in the aggregate the number of Shares received as such dividend or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 3.04, 4.13 and 5.09 hereof but only after deduction or upon payment of the fees and expenses of the Depositary, if any. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed (except pursuant to the preceding sentence) each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby.

        SECTION 4.05.    Rights.    In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.07, or in disposing of such rights for the benefit of such Holders and making the net proceeds available in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof); provided, however, that the Depositary may, and, if requested by the Company, shall, take action subject to the terms of this Deposit Agreement (including, without limitation, section 3.04 hereof) as follows:

        (a)   if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all Holders or certain Holders but not to others, by means of warrants or otherwise, the Depositary may, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such forms and upon such terms and representations as it may determine to such Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

        (b)   if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall sell such rights or such warrants or other instruments, at public or private sale, at such place or places and upon such terms as it may deem proper and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

        If a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable laws. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares or other securities to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares or such other securities, and the Company shall cause the Shares or such other securities so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares or such other securities so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Holder Restricted Receipts.

        Notwithstanding anything to the contrary in this Section 4.05, if registration under the Securities Act of 1933 of the securities to which any rights relate may be required in order for the Company to offer such rights or such Securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to any Holder having an address in the United States (i) unless and until a registration statement under the Securities Act of 1933 covering such offering is in effect; or (ii) unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such Securities to the Holders of such Receipts are exempt from or do not require registration under the Securities Act of 1933, provided that nothing in this Deposit Agreement shall create, or shall be deemed to create, any obligation on the part of the Company to file such registration statement or to endeavor to have such registration statement declared effective.

        References to this Section 4.05 to "Holders" are to Holders as of the record date pursuant to Section 4.07. The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933.

        SECTION 4.06.    Conversion of Foreign Currency.    Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and transferable to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and shall promptly transfer such dollars (net of any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holder in complying with currency exchange control or other governmental requirements) to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or the date of delivery of any Receipt or Receipts or otherwise.

        If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable.

        If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto and transferable to the United States, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, within a reasonable period of time by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

        If any such conversion of foreign currency, in whole or in part, is not practicable for distribution to certain Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent practicable to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest therein) for the respective accounts of, the Holders for whom such conversion and distribution is not practicable.

        SECTION 4.07.    Fixing of Record Date.    Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (which to the extent practicable shall be the same record date set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution, rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares. Subject to the provisions of Sections 3.04 and 4.02 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares, in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

        SECTION 4.08.    Voting of Deposited Securities.    As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date, as provided in Section 4.07, for determining the Holders entitled to attend the meeting or to give instructions for the exercise of voting rights or the appointment of a proxy and shall mail to the holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holder at the close of business on the specified record date will be entitled, subject to any applicable law, the Articles of Association, the provisions of or governing Deposited Securities and Section 3.04 of this Deposit Agreement (which provisions, if any, shall be summarized in pertinent part), in the case of any meeting, either (i) to attend any such meeting in person as the Depositary's representative at such meeting with respect to the number of Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Holder's Receipts; (ii) to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by American Depositary Shares evidenced by their respective Receipts (a "Voting Instruction"); or (iii) a brief statement as to the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company.    Upon the timely receipt of a request from a Holder of a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposited Securities, to vote or cause to be voted the Shares and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.

        The Depositary agrees not to, and shall ensure that the Custodian and each of their nominees does not, vote shares or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt for which a request has not been received on or prior to the date established by the Depositary for such purpose. In addition, with respect to any other Shares or Deposited Securities represented by the American Depositary Shares evidenced by a Receipt, the Depositary agrees not to, and shall ensure that the Custodian and each of their nominees does not, vote such Shares or other Deposited Securities other than in accordance with such instructions from the Holder of such Receipt.

        Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, at least two (2) days prior to the date of such meeting, the Depositary shall deliver to the Company, to the attention of its Secretary, a tabulation report of votes in accordance with voting instructions received from Holders. Delivery of instructions will be made at the expense of the Company provided that payment of such expenses shall not be a condition precedent to the obligations of the Depositary under this Section.

        SECTION 4.09.    Changes Affecting Deposited Securities.    Upon any change in nominal value, par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and the American Depositary Shares representing or previously representing such Deposited Securities shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent or additionally represent the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of this Deposit Agreement, execute and deliver additional Receipts, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds (without liability for interest) of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

        Immediately upon the occurrence of any such change, conversion or exchange covered by this Section 4.09 in respect of the Deposited Securities, the Depositary shall give notice thereof, at the Company's expense, to all Holders.

        SECTION 4.10.    Available Information.    The Company is subject to the periodic reporting requirements of the securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or its authorized information vendors, as the case may be. In addition, the Company shall deliver, as soon as practicable after the end of each fiscal year, an annual report which will include a description of operations and annual audited consolidated financial statements prepared in conformity with United Kingdom generally accepted accounting principles, together with a reconciliation of certain financial statement data to United States generally accepted accounting principles. The Company will also furnish the Depositary, as soon as practicable after the end of each fiscal quarter, a quarterly report which will include unaudited quarterly consolidated financial information prepared in conformity with United Kingdom generally accepted accounting principles, together with a reconciliation of certain financial statement data to United States generally accepted accounting principles.

        The Company hereby directs the Depositary to deliver such information, at the Company's expense, furnished to it by the Company expressly for such purposes, during any period, to all Holders or any prospective purchaser requesting such information. The Company also agrees to pay for its own expenses in connection with its delivery of such information to the Depositary, and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.

        SECTION 4.11.    Reports.    The Depositary shall make available for inspection by Holders of Receipts at its Principal Office, at the office of the Custodian, and all other transfer agents designated pursuant hereto, the Shareholding Limitation (as defined in Section 2.07 hereof) and any notices, reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.06. The Depositary shall, and shall cause any Custodian hereunder to, make available for inspection copies of this Deposit Agreement at its Principal Office.

        In addition, upon notice that the Company has not furnished the Commission or any relevant stock exchange with any public reports, documents or other information as required by foreign law or by the Securities Exchange Act of 1934, the Depositary shall furnish promptly to the Commission or such stock exchange copies of all annual or other periodic reports and other notices and communications which the Depositary or the Custodian, or the nominee of either, receives as holder of the Deposited Securities from the Company and which are not so furnished to or filed with the Commission or such stock exchange pursuant to any other requirement of the Commission or such stock exchange. Furthermore, upon the written request of the Company, the Depositary agrees to furnish promptly to the Commission and any relevant stock exchange, without, however, thereby relieving the Company of its obligations under the Securities Exchange Act of 1934, copies of all annual or other periodic reports and other notices and communications which the Depositary or the Custodian, or the nominee of either, receives as holder of the Deposited Securities from the Company.

        SECTION 4.12.    Lists of Holders.    Promptly upon request by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of American Depositary Shares of all Holders. Any other records maintained by the Depositary, the

Registrar, any co-registrar or any co-transfer agent under the Deposit Agreement shall be made available to the Company upon reasonable request.

        SECTION 4.13.    Withholding.    In connection with any distribution to Holders, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or Depositary and owing to such authority or agency. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject, to any tax or other governmental charge or assessment which the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, charges or assessments by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes, charges or assessments to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively. The Depositary will promptly forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. The Depositary shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares including, without limitation, arrangements known as the "H" arrangements designed to facilitate the obtaining of benefits under the U.K.—U.S. tax treaty by the Holders of Receipts. Holders and beneficial owners of ADRs agree to be bound by any deadline established by the Company or the Depositary in connection with any attempt to obtain such benefit.

ARTICLE V
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

        SECTION 5.01.    Maintenance of Depositary's Office and Register.    Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

        The Depositary shall keep books for the registration of Receipts and transfers of Receipts, which at all reasonable times shall be open for inspection by Holders of such Receipts and the Company, provided that such inspection shall not be, to the Depositary's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

        The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the written request of the Company, subject in all cases to Section 7.08 of this Deposit Agreement.

        If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated inter-dealer quotation systems in the United States, the Depositary or its agent shall act as Registrar or, upon the request or with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or systems and with the terms of any such appointment. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

        The Company will have the right to inspect transfer and registration records of the Depositary, take copies thereof and to require the Depositary, the Registrar and any co-registrars, at the Company's expense, to supply copies of such portions of such records as the Company may request.

        SECTION 5.02.    Prevention or Delay in Performance by the Depositary or the Company.    Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or other person, if, by reason of any provision of any present or future law, or regulation of the United States, the United Kingdom or any other country or of any other governmental authority or regulatory authority or stock exchange, or by any provision, present or future of the Articles of Association of the Company, the provisions of or governing any Deposited Securities, or of any act of God, war or other circumstances beyond its control, including, without limitation, industrial disputes and systems breakdowns beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association of the Company, the provisions of or governing any Deposited Securities. Where, by the terms of a distribution pursuant to Sections 4.02, 4.03 or 4.04 of this Deposit Agreement or an offering or distribution pursuant to Sections 4.05 or 4.09 of this Deposit Agreement or in the Articles of Association, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such right, if applicable, to lapse.

        SECTION 5.03.    Obligations of the Depositary, the Custodian and the Company.    Each of the Company and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except that each of the Company and its agent agree to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith and using its reasonable judgment, without any liability on the part of the Company or the Depositary to any Holder.

        Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that each of the Depositary and its agents agree to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

        The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents.

        Without limitation of the foregoing, neither the Depositary nor any of its agents nor the Company nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, governmental authorities, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.. The Depositary, its agents, any Custodian and the Company may rely and shall be protected in acting upon any notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages.

        The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

        No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

        SECTION 5.04.    Resignation and Removal of the Depositary Appointment of Successor Depositary.    The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        The Depositary may at any time be removed by the Company by written notice to the Depositary of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

        Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

        SECTION 5.05.    The Custodian.    The Custodian or its successor in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If, upon such notice of resignation, there shall be no custodian acting hereunder, the Depositary shall, promptly after receiving such notice, and subject to the prior approval of the Company appoint a substitute custodian that is organized under the laws of the England and Wales which shall thereafter be the Custodian hereunder. Whenever the Depositary determines, in its discretion, that it is in the best interest of the Holders to do so, after consultation with the Company if practicable, it may appoint an additional custodian or discharge the Custodian and appoint a substitute custodian, which shall thereafter be a Custodian hereunder. Upon demand of the Depositary, any Custodian ceasing to act hereunder as Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians continuing to act upon the instruction of the Depositary. Each such substitute or additional custodian shall deliver to the Depositary (with a copy to the Company) forthwith upon its appointment an acceptance of such appointment and agreement to be bound by the terms hereof, satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice in writing to all Holders of the name and location of the appointment of any Custodian not named in the Receipts, each other Custodian and the Company.

        Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

        SECTION 5.06.    Notices and Reports.    On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian sufficient copies of any other reports and communications which are generally made available by the Company to Holders of its Shares or other Deposited Securities, at the same time such reports or communications are first made available to such holders.

        The Depositary, at the Company's expense, shall arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and communications and arrange for the distribution, at the Company's expense, of copies thereof to all Holders, or at the request of the Company, make such notices, reports or communications available to all Holders on a basis similar to that for Holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.

        The Company shall deliver to the Depositary and the Custodian a copy of the Articles of Association, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will, at the Company's expense, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices.

        The Company has delivered to the Depositary and the initial Custodian a copy of the Shareholding Limitation (as defined in Section 2.07 hereof), and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and each Custodian a copy of the Shareholding Limitation as so amended or changed. The Depositary may rely upon such copy for purposes of Section 2.07 hereof.

        The Depositary will, at the expense of the Company, make such copies of the Shareholding Limitation and such notices, reports and communications available for inspection by holders at the Principal Office of the Depositary, at the office of the Custodian and at any other designated transfer offices.

        SECTION 5.07.    Issuance of Additional Shares, etc.    In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable Securities) as a dividend or distribution with respect to the Shares or other Deposited Securities evidenced by Receipts, the Depositary shall not distribute any such additional Shares or other securities to the Holders unless the Company shall have furnished to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect at or prior to such time as such dividend or distribution is made available to the Holders entitled thereto and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such securities; provided, however, that the Company shall be under no obligation to file any registration statement.

        The Company agrees that it will obtain legal advice as to whether future issuances to Holders to be paid for in cash of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution set forth above), are such as to make it necessary for a registration statement under the Securities Act of 1933 covering such securities to be in effect. If being advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933, the Company will (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or (z) direct the Depositary to take specific measures (and the Depositary shall use reasonable efforts to take such measures) with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of the Securities Act of 1933.

        The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, and that the Depositary shall not knowingly accept for deposit any such Shares or any Shares from any company controlling or under common control with the Company, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any such controlled or controlling company unless (i) a registration statement is in effect as to such Shares under the Securities Act of 1933, (ii) such deposit, and the issuance of Receipts in respect thereof, is exempt from registration under the Securities Act of 1933 as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, or (iii) the Company directs the Depositary to adopt an alternative method of distributing such Shares, as contemplated by the proviso to Section 4.05.

        SECTION 5.08.    Indemnification.    The Company agrees to indemnify, defend and save harmless the Depositary and its directors, employees, agents (including each Custodian) and affiliates against, and hold each of them harmless from any liability or expense (including without limitation reasonable fees and expenses of counsel) which may arise (a) out of acts performed or omitted pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of negligence or bad faith of any of them, or (ii) by the Company or any of its agents, or (b) out of or in connection with the registration of Receipts, American Depositary Shares or any Deposited Securities with the Commission or the offer or sale thereof in the United States, except to the extent that such liability or expense arises out of the negligence or bad faith of the Depositary, Custodian or their agents or affiliates or out of information relating to the Depositary or the Custodian, as the case may be, furnished in writing to the Company by the Depositary or Custodian, as the case may be, expressly for use in any registration statement, prospectus or preliminary prospectus relating to the shares represented by the American Depositary Shares or omissions from such information.

        The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including without limitation reasonable fees and expenses of counsel) incurred by the Company which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

        Any Person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification ("the indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

        The obligations provided in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

        SECTION 5.09.    Charges of Depositary.    The Depositary shall charge any party who makes a deposit or to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.04 or 4.09 hereof) or who makes a withdrawal or who surrenders Receipts a fee of up to $5.00 per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively of a Receipt. The Company agrees to pay all charges and out-of-pocket expenses of the Depositary as shown in Exhibit B annexed hereto, and those of the Registrar other than (i) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, the surrender of Receipts pursuant to Section 2.05 and the making of distributions pursuant to Sections 4.03 and 4.05, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its Nominee or a Custodian or its nominee or the person making a withdrawal, on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section 2.05, (iv) such cable, telex, facsimile or other electronic transmission and delivery expenses in connection with the deposit of shares as are expressly provided in this Deposit Agreement to be at the expense of the persons depositing Shares or Holders of Receipts, (v) such customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 and (vi) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of the Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

        Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company as to the nature and amount of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, Nominee or any other agent of the Depositary are for the sole account of the Depositary.

        The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.09 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.04.

        SECTION 5.10.    Certain Rights of the Depositary; Limitations.    Subject to the further terms and provisions of this Section 5.10, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of Shares under (i) above and receive shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the applicant to whom Receipts or Shares are to be delivered (the "Applicant") (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems reasonably appropriate, (b) at all times fully collateralized with cash, United States government securities, or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time, to thirty percent (30%) of the Receipts outstanding (without giving effect to the Receipts outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

        The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holder.

        SECTION 5.11.    List of Restricted Securities Holders.    Upon each issuance by the Company of any securities that are Restricted Securities, the Company shall provide the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially acquired Restricted Securities. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE VI
AMENDMENT AND TERMINATION

        SECTION 6.01.    Amendment.    The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders. Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of Receipts, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and such other expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided that any amendment to Section 2.07 of this Deposit

Agreement which is effected by an amendment to the Company's Articles of Association or otherwise shall be effective immediately. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

        SECTION 6.02.    Termination.    The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem proper, the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account uninvested and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except for its obligations under Section 5.08 and except to account for the claims of the Holders, as creditors of the Depositary, for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII
MISCELLANEOUS

        SECTION 7.01.    Counterparts.    This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be retained by the Depositary, shall be filed by the Depositary with each Custodian and shall be open to inspection by any Holder during business hours.

        SECTION 7.02.    No Third Party Beneficiaries.    This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

        SECTION 7.03.    Severability.    In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

        SECTION 7.04.    Holders as Parties; Binding Effect.    The Holders from time to time of Receipts shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof. Each Holder agrees that, by accepting a Receipt, such Holder shall hold such Receipt subject to, or with the obligations of, the provisions hereof, the Articles of Association and the Shares.

        SECTION 7.05.    Notices.    Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail, by cable, telex or facsimile transmission confirmed by letter, addressed to Mercury House, Theobalds Road, London WC1X 8RX, England, Attention: Secretary, or to any other address which the Company may specify in writing to the Depositary.

        Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission, confirmed by letter sent, addressed to JPMorgan Chase Bank, 4 New York Plaza, 13th Floor, New York, New York 10004, Attention: ADR Department (facsimile number: (212) 623-0079), or to any other address which the Depositary may specify in writing to the Company.

        Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request. If a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.

        Delivery of a notice given as aforesaid (i) to the Company or the Depositary shall be deemed effective when received, and (ii) to a Holder by mail or cable, telex or facsimile transmission, shall be deemed effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box or delivered to an air courier service. Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

        SECTION 7.06.    Governing Law.    This Deposit Agreement and the Receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, U.S.A.

        SECTION 7.07.    Prohibition of Assignment.    The Depositary may not assign or otherwise transfer any o€ its rights or obligations hereunder, except as otherwise provided herein or with the written consent of the Company.

        SECTION 7.08.    Compliance With U.S. Securities Laws.    Notwithstanding anything in this Deposit Agreement or the Receipts to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction IA(1) of the General Instructions to Form F-6 Registration Statement (as such instruction may be amended from time to time) under the Securities Act of 1933.

        SECTION 7.09    Amendment and Restatement of Old Deposit Agreement.    The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of Receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of registered owners of Old Receipts, such portion shall not become effective as to such registered owners until one month after such owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such registered owners of notice of such amendment and restatement which notice contains a provision whereby such owners can receive a copy of the form of Receipt.

        IN WITNESS WHEREOF, CABLE AND WIRELESS PLC and JPMORGAN CHASE BANK have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

CABLE AND WIRELESS PLC
By:
Name: Title:
JPMORGAN CHASE BANK
By:
Name: Title:

EXHIBIT A

[FORM OF FACE OF RECEIPT]

Number	CUSIP Number American Depositary Shares Each Representing Three (3) Ordinary Shares, Nominal Value 25 Pence Each

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES, NOMINAL VALUE 25 PENCE EACH

of

CABLE AND WIRELESS PLC

(a public limited company incorporated
under the laws of England and Wales)

        JPMORGAN CHASE BANK, a New York corporation, as depositary (the "Depositary") hereby certifies that                        , or registered assigns, is the owner of            American Depositary Shares, representing deposited ordinary Shares, nominal value 25 pence each, or evidence of rights to receive such shares ("Shares"), of Cable and Wireless PLC, a public limited company incorporated under the laws of England and Wales (the "Company"). At the date of the Deposit Agreement, each American Depositary Share represents three (3) Shares deposited under the Deposit Agreement (as hereinafter defined) with the Custodian, (as defined in the Deposit Agreement, the "Custodian"). The ratio of American Depositary Shares to Shares is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's principal office is located at 4 New York Plaza, New York, New York 10004 (the "Principal Office").

        (1)   The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (herein called the "Receipts") issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of May , 2004 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all registered holders from time to time of Receipts issued thereunder (the "Holders"), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, are herein called the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office in New York of the Depositary and at the principal office of the Custodian in London. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

        Terms used and not defined herein shall have the same meaning as in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

        (2)   Surrender of Receipts and Withdrawal of Shares. Upon surrender of this Receipt or proper instructions and documentation in the case of a Direct Registration Receipt, in each case at the Principal Office of the Depositary, for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (9) hereof and on Exhibit B to the Deposit Agreement), and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement and Articles (3) and (13) hereof, the Company's Memorandum and Articles of Association (the "Articles of Association"), the provisions of or governing the Deposited Securities and applicable laws, the Holder of this Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to the Holder or as ordered by him and (b) any other securities, property and cash to which the Holder is then entitled in respect of such Receipts. Such delivery shall be made without unreasonable delay at the office of the Custodian or as hereinafter provided, at the Principal Office of the Depositary.

        A Receipt surrendered for such purposes shall, if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered (subject to applicable clearing procedures of the Foreign Registrar, if any, and provisions of the Articles of Association and subject to the provisions of this Article) to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian, subject to the terms and conditions of the Deposit Agreement, the Articles of Association, the provision of or governing Deposited Securities and applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt together with any certificate or proper document of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person or persons, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary or any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

        At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall direct the Custodian to transfer or forward any cash or other property (other than rights) held in respect of, and forward any certificate or certificates and other proper documents of or relating to title, if any, to the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

        (3)   Transfers, Split-ups and Combination of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, this Receipt is transferable on the books of the Depositary at the Principal Office of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instrument or instruments of transfer (including signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt), funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and duly stamped as may be required by any applicable law. Subject to the terms and conditions of the Deposit Agreement, including payment of the fees set forth in Section 5.09 of the Deposit Agreement and Exhibit B to the Deposit Agreement, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered, subject to receipt of any certifications, if any, as the Depositary and the Company may require in order to comply with applicable laws. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, and subject to Article (24) hereof, the Depositary, the Custodian or any Registrar may require payment from the depositor of Shares or presenter of this Receipt of a sum sufficient to reimburse it for any tax (including any Stamp Tax) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable charges or fees of the Depositary upon deposit or withdrawal of Shares as provided in Article (9) of this Receipt or in Exhibit B to the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with (i) any laws or governmental regulations relating to Receipts or American Depositary Shares or to or the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

        The Depositary may refuse to execute and to deliver Receipts, and to register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence exchange control approval or other information as it may deem necessary or proper in accordance with applicable laws and regulations and the terms of the Deposit Agreement.

        The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, or the surrender of outstanding Receipts for the Purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of shares) or the Registrar are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange or automated inter-dealer quotation system on which the Receipts or Shares are listed or quoted, or under any provision of the Deposit Agreement or provision of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason subject to Article (24). Notwithstanding any provision of the Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act of 1933. Without limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to, knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement, is in effect as to such Shares or other Deposited securities or any Shares or Deposited Securities the deposit of which would infringe any provisions of the Articles of Association of the Company. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

        (4)   Limitations on Shareholdings. The Articles of Association of the Company provide that no person (as defined in the Articles of Association) shall be entitled to (i) hold more than fifteen percent of all the shares of the Company then in issue which ordinarily carry the right to vote on a poll at general meetings of the Company or (ii) exercise (or control the exercise of) more than fifteen percent of the votes which are ordinarily exercisable on a poll at general meetings of the Company. For the purposes of clause (ii) of the preceding sentence, the interests of any person are aggregated with those of his "Associates" (as defined in the Articles of Association). These provisions of the Articles of Association, as amended from time to time (which amendments shall be binding on Holders as provided in Section 6.01 of the Deposit Agreement), is referred to herein as the "Shareholding Limitation".

        (a)   Each Holder acknowledges the existence of, and agrees to comply with, the Shareholding Limitation with respect to its holding of any shares of the Company including the Shares represented by American Depositary Shares. Each owner further acknowledges the undertakings of the Depositary set out in paragraph (b) below and agrees to cooperate with the Depositary and the Company with respect to inquiries concerning such Holder's holding of shares including the Shares represented by American Depositary Shares.

        (b)   The Depositary agrees to cooperate with the Company in monitoring and enforcing the Shareholding Limitation, as provided in Section 2.07 of the Deposit Agreement, and in this regard the Depositary agrees:

            (i)  to refuse to register Receipts in the name of any person (except that the Depositary may not refuse to register Receipts in connection with a capitalization of profits or reserves in accordance with the Articles of Association) only if the Company notifies the Depositary in writing that as a result of such registration the Shareholding Limitation would be exceeded and that the Depositary should refuse such registration;

           (ii)  upon the Company's written request, to transmit to any Holder a written request from the Company, the form of which shall be provided by the Company, seeking a declaration from such holder as to (x) the total number of Shares represented by American Depositary Shares and other voting shares of the Company held by, and the votes in respect of the Company's shares controlled or exercisable by, such Holder and/or (Y) whether such Holder is an Associate of another person, and the names of any such other persons;

          (iii)  to forward to Holders all communications furnished to it by the Company relating to the monitoring or enforcement of, or compliance with, the Shareholding Limitation; and

          (iv)  to take such further actions consistent with the Articles of Association as the Company may reasonably request by notice in writing to the Depositary relating to the monitoring or enforcement of the Shareholding Limitation, including, without limitation, (x) to deny voting rights to a Holder that has been requested to provide a declaration described in paragraph (b)(ii) above until such time as the Company is satisfied with the contents of such declaration and/or (Y) to direct Holders to dispose of a sufficient number of Shares represented by American Depositary Shares in order to comply with the Shareholding Limitation, or, if such Holders have not so disposed of such Shares and the Company so directs in writing, to sell such Shares; in the case of any such sale, the related American Depositary Shares will thereafter represent only the right to receive the cash proceeds of such sale (less any taxes and expenses incurred or paid in distributing such cash) and any remaining unsold Shares underlying such American Depositary Shares.

        (5)   Disclosure of Interests. Notwithstanding any other provision of the Deposit Agreement, each Holder agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to the United Kingdom Companies Act 1985 (as amended from time to time and including any statutory modification or re-enactment thereof, the "Companies Act")

or the Articles of Association. Each Holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or have been, interested as provided in the Companies Act and the Articles of Association which currently include, the withdrawal of the voting rights of such Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

        In addition, each Holder agrees to comply with the provisions of the Companies Act with regard to the notification to the Company of interests in Shares, which currently provide, inter alia, that any Holder who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more, or in the case of interests which are not defined as "material" by the companies Act, in 10% or more (or such other amount as may be provided by the Companies Act as amended from time to time) of the outstanding Shares, or is aware that another person for whom it holds such Receipts is so interested, must within two business days after becoming so interested or so aware (and thereafter in certain circumstances upon any changes in the percentage interest in the outstanding Shares) notify the Company as required by the Companies Act.

        In the event that the Company determines that there has been a failure to comply with a Disclosure Notice with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the Companies Act or the Articles of Association, the Company shall so notify the Depositary, giving full details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities. Each Holder hereby agrees to the application of any sanctions imposed pursuant to the Companies Act or the Articles of Association to the Deposited Securities in which it is interested.

        If the Company requests information from the Depositary or the Custodian, as the registered holder of Shares, pursuant to the Articles of Association of the Company or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

        (6)   Liability of Holders for Taxes and Other Charges. If tax or other governmental charge or assessment imposed under applicable laws (including, without limitation, any Stamp Tax) shall become payable with respect to any Receipt or any Deposited Securities evidenced by any Receipt, such tax, other governmental charge or expense shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any registration of transfer of all or part of such Receipt, or split-up or combination of such Receipt or any withdrawal of Deposited securities represented thereby, until such payment is made, and may withhold or deduct from any dividends or other distributions or securities receivable in respect of Deposited Securities, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, other governmental charge or expense, the Holder of such Receipt remaining liable for any deficiency.

        (7)   Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such person's knowledge, such Shares and each certificate therefor are validly issued, fully paid and nonassessable, that all preemptive rights, if any, with respect to such Shares have been validly disapplied, waived or exercised, and that each such person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be Restricted Securities. In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to the Articles of Association. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance or cancellation of Receipts in respect thereof.

        (8)   Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, taxpayer status, residence or exchange control approval, legal or beneficial ownership or other information relating to the Deposit Securities or to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares) of the Shares presented for deposit, compliance with applicable laws and the terms of the Deposit Agreement or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations thereunder. The Depositary may withhold the execution or delivery or registration of the transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies of originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Holder or any person presenting Shares for deposit.

        Each Holder agrees to provide any information requested by the Depositary or the Company pursuant to Section 3.01 of the Deposit Agreement.

        (9)   Charges of Depositary. The Depositary shall charge the party to whom Receipts are issued or who makes a deposit (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.04 or 4.09 of the Deposit Agreement) or who makes a withdrawal or who surrenders Receipts a fee of up to $5.00 per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively of a Receipt. The Company agrees to pay all charges and out of pocket expenses of the Depositary as shown in Exhibit B to the Deposit Agreement and those of the Registrar other than (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement and the making of distributions pursuant to Sections 4.03 and 4.05 of the Deposit Agreement, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers, if any, of shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its Nominee or a Custodian or its nominee or the person making a withdrawal, on the making of deposits pursuant to Section 2.02 of the Deposit Agreement or withdrawals pursuant to Section 2.05 of the Deposit Agreement, (4) such cable, telex, facsimile or other electronic transmission and delivery expenses in connection with the Deposit Agreement to be at the expense of the persons depositing Shares or Holders of Receipts, (5) such customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement and (6) such fees and expenses incurred by the Depositary (including without limitation expenses incurred on behalf of the Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

        Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company as to the nature and amount of such charges and expenses. All such charges may be changed by agreement between the Company and the Depositary at any time and from time to time. The charges and expenses of the Custodian, Nominee or any other agent of the Depositary are for the sole account of the Depositary.

        The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.09 of the Deposit Agreement shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.04 of the Deposit Agreement.

        (10) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder hereof as the absolute owner hereof for any purpose, including but not limited to the purpose of determining the person entitled to any distribution of dividends or other distributions, or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder hereof.

        (11) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt shall have been: (i) executed by the Depositary by the manual or facsimile signature of a duly authorized officer; and, (ii) countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. Such execution shall be conclusive, and the only evidence, that such Receipt has been duly executed and delivered hereunder.

        (12) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected by Holders and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or its authorized information vendors, as the case may be.

Dated:

Countersigned		JPMORGAN CHASE BANK, as Depositary
By:		By:
	Authorized Signatory		Vice President

        The address of the Principal Office of the Depositary is 4 New York Plaza, New York, New York 10004.

(FORM OF REVERSE OF RECEIPT)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

        (13) Dividends and Distributions; Rights. Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and transferable to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and shall, transfer such dollars (net of any reasonable and customary expenses incurred in such conversion and any such expense incurred on behalf of the Holder in complying with currency exchange control or other governmental requirements) to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

        The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded downward to the nearest whole cent and so distributed to the Holders entitled thereto and any balance not so distributable shall beheld by the Depositary in accordance with its then current procedures. If in the judgment of the Depositary, amounts received in foreign currency may not be convertible on a reasonable basis into dollars distributable to Holders entitled thereto and transferable to the United States, or if any approval or licenses of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, within a reasonable period of time by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled thereto.

        If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary will dispose of all or a portion of such property in such amounts and in such manner as may adopt such method, as it may deem equitable and practicable for the purpose of effecting such distribution, and the Depositary will distribute to the Holders entitled thereto the net proceeds of any such sale (net of taxes and after deduction of the fees, if any, as in the case of a distribution received in cash.

        If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares (x) to be deposited with the Custodian and registered in the name of the Depositary or its Nominee or the Custodian or its nominee or (y) if there is a Foreign Registrar, to be deposited with the Foreign Registrar and registered in the name of the Depositary or its Nominee and (ii) distribute to the Holders of record of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares which represent in the aggregate the number of Shares received as such dividend or free distribution, subject to the terms of the Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 3.04, 4.12 and 5.09 but only after deduction or upon payment of the fees and expenses of the Depositary, if any.

        In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares distributed upon such Deposited Securities represented thereby.

        In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.07 of the Deposit Agreement, or in disposing of such rights for the benefit of such Holders and making the net proceeds available in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof); provided, however, that the Depositary may, and, if requested by the Company, shall, take action subject to the terms of the Deposit Agreement (including, without limitation, Section 3.04 of the Deposit Agreement) as follows:

          (a)   if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all Holders or certain Holders but not to others, by means of warrants or otherwise, the Depositary may, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such forms and upon such terms and representations as it may determine to such Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

          (b)   if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will sell such rights or such warrants or other instruments, at public or private sale, at such place or places and upon such terms as it may deem proper and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

        If a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable laws. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares or other securities to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such

Holder, exercise the rights and purchase the Shares or such other securities, and the Company shall cause the Shares or such other securities so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares or such other securities so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Holder Restricted Receipts.

        Notwithstanding anything to the contrary in Section 4.05 of the Deposit Agreement, if registration under the Securities Act of 1933 of the securities to which any rights relate may be required in order for the Company to offer such rights or such Securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to any Holder having an address in the United States (i) unless and until a registration statement under the Securities Act of 1933 covering such offering is in effect, or (ii) unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such Securities to the Holders of such Receipts are exempt from or do not require registration under the Securities Act of 1933, provided that nothing in this Deposit Agreement shall create, or shall be deemed to create, any obligation on the part of the Company to file such registration statement or to endeavor to have such registration statement declared effective.

        (14) Record Dates. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent, or any other matter the Depositary shall fix a record date (which to the extent practicable shall be the same record date set by the Company) for the determination of the Holders of Receipts who will be entitled to receive such dividend, distribution, rights or the net proceeds of the sale thereof, or changed number of Shares, or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action subject to the provisions of the Deposit Agreement.

        Subject to the terms and conditions of the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares, in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

        (15) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to attend the meeting or to give instructions for the exercise of voting rights or the appointment of a proxy and shall mail to the holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holder at the close of business on the specified record date will be entitled, subject to any applicable law, the Articles of Association, the provisions of or governing Deposited Securities and Section 3.04 of the Deposit Agreement (which provisions, if any, shall be summarized in pertinent part), in the case of any meeting, either (i) to attend any such meeting in person as the Depositary's representative at such meeting with respect to the number of Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Holder's Receipts; (ii) to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by American Depositary Shares evidenced by their respective Receipts

(a "Voting Instruction"); or (iii) a brief statement as to the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company. . Upon the timely receipt of a request from a Holder of a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposited Securities, to vote or cause to be voted the Shares and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary agrees not to, and shall ensure that the Custodian and each of their nominees does not, vote shares or other Deposited Securities represented by American Depositary Shares evidenced by a Receipt for which a request has not been received on or prior to the date established by the Depositary for such purpose. In addition, with respect to any other Shares or Deposited Securities represented by the American Depositary Shares evidenced by a Receipt, the Depositary agrees not to, and shall ensure that the Custodian and each of their nominees does not, vote such Shares or other Deposited Securities other than in accordance with such instructions from the Holder of such Receipt.

        (16) Changes Affecting Deposited Securities. Upon any change in nominal value, par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares representing or previously representing such Deposited Securities shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent or additionally represent the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall, if the Company shall so request execute and deliver additional Receipts, subject to the terms of the Deposit Agreement, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds (without liability for interest) of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

        (17) Immediately upon the occurrence of any such change, conversion or exchange covered in respect of the Deposited Securities, the Depositary shall give notice thereof, at the Company's expense, to all Holders Reports; Inspections of Transfer Books. The Depositary shall make available for inspection by Holders of Receipts at its Principal Office, at the office of the Custodian, and at all other transfer offices designated pursuant to the Deposit Agreement, the Shareholding Limitation and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement.

        The Depositary shall keep books for the registration of Receipts and their transfer which at all reasonable times shall be open for inspection by Holders of Receipts and the Company, provided that such inspection shall not be, to the Depositary's knowledge, for the purpose of communicating with

Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

        (18) Withholding. In connection with any distribution to Holders, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or Depositary and owing to such authority or agency. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe thereto;) is subject to any tax or other governmental charge or assessment which the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, charges or assessments by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes, charges or assessments to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively. The Depositary shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares including, without limitation, arrangements known as the "H" arrangements designed to facilitate the obtaining of benefits under the U.K. - U.S. tax treaty by the Holders of Receipts. Holders and beneficial owners of ADRs agree to be bound by any deadline established by the Company or the Depositary in connection with any attempt to obtain such benefit.

        (19) Liability of the Company and the Depositary. Neither the Depositary or its agents nor the Company or its agents will incur any liability to any Holder of this Receipt or other person if by reason of any provision of any present or future law, or regulation. of the United States, the United Kingdom or any other country or of any other governmental authority or regulatory authority or stock exchange, or by any provision, present or future of the Articles of Association of the Company, the provisions of or governing any Deposited Securities, or of any act of God, war or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing so or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Association of the Company, the provisions of or governing any Deposited Securities. Where, by the terms of a distribution pursuant to Sections 4.02, 4.03 or 4.04 of the Deposit Agreement or an offering or distribution pursuant to Sections 4.05 or 4.09 of the Deposit Agreement or in the Articles of Association, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such right, if applicable, to lapse. Each of the Company, its agents, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or other persons, except that each of them agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and its agents shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.

        The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents.

        Neither the Depositary, its agents nor the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of this Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, governmental authorities, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.. Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages.

        Each of the Depositary or its agents and the Company or its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

        No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

        The Company agrees to indemnify, defend and save harmless the Depositary and its directors, employees, agents (including each Custodian) and affiliates against, and hold each of them harmless from any liability or expense which may arise (a) out of acts performed or omitted pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of negligence or bad faith of any of them, or (ii) by the Company or any of its agents, or (b) out of or in connection with the registration of Receipts, American Depositary Shares or any Deposited Securities with the Commission or the offer or sale thereof in the United States, except to the extent that such liability or expense arises out of the negligence or bad faith of the Depositary, Custodian or their agents or affiliates or out of information relating to the Depositary or the Custodian, as the case may be, furnished in writing to the Company by the Depositary or Custodian, as the case may be, expressly for use in any registration statement, prospectus or preliminary prospectus relating to the Shares represented by the American Depositary Shares or omissions from such information.

        The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and hold them harmless from any liability or expense incurred by the Company which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

        (20) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (20), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the applicant to whom Receipts or Shares are to be delivered (the "Applicant") (w) represents that at the time of the Pre-release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities, or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time, to thirty percent (30%) of the Receipts outstanding (without giving effect to the Receipts outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

        The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holder.

        (21) Resignation and Removal of the Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do to the Company, such resignation to be effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, such removal to be effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint an additional Custodian or discharge the Custodian and appoint a substitute Custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

        (22) Amendment of Deposit Agreement and Receipts. The form of this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem desirable without the consent of the Holders. Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of Receipts, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, taxes and other governmental charges, delivery and such other expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided that any amendment to Section 2.07 of the Deposit Agreement which is effected by an amendment to the Company's Articles of Association or otherwise shall be effective immediately. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender this Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

        (23) Termination of Deposit Agreement. The Depositary will at the direction of the Company at any time terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem proper, the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account uninvested and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for the claims of the Holders, as creditors of the Depositary, for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 thereof.

        (24) Compliance With U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section IA(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the securities Act of 1933.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
All endorsements or assignments of Receipts must be guaranteed by a member of a medallion Signature Program approved by the Securities Transfer Association, Inc.

EXHIBIT B

CHARGES OF THE DEPOSITARY

	Service	Rate	By Whom Paid
(1)	Issuance of Receipt; deposit of Shares (including deposits pursuant to Stock dividends of any other deposits)	Up to $5.00 per 100 American Depositary Shares (or fraction thereof)	Party for whom deposits are made or receiving Receipt
(2)	Delivery of deposited Shares or other Deposited Securities, property and cash against surrender of Receipts.	Up to $5.00 per 100 American Depositary Shares (or fraction thereof)	Party surrendering Receipts or making withdrawal

        In addition, Holders will pay (i) taxes and other governmental charges, (ii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its Nominee or a Custodian or its nominee or the person making a withdrawal, on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section 2.05, (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders, (iv) such customary expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement and (v) such fees and expenses incurred by the Depositary (including, without limitation, expenses incurred on behalf of the Holder, if any, in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

        The Company after consultation and agreement between the Depositary and the Company as to the amount and nature of any other charges, will pay those other charges of the Depositary and those of any Registrar, if any, plus reasonable out-of-pocket expenses in accordance with written agreements entered into between the Depositary and the Company from time to time.

B-1

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  Exhibit 99(a)
TABLE OF CONTENTS
AMENDED AND RESTATED DEPOSIT AGREEMENT
EXHIBIT A
(ASSIGNMENT AND TRANSFER SIGNATURE LINES)
EXHIBIT B